SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   April 30, 1999
                                                 -------------------------------

                     Cornerstone Internet Solutions Company
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                      1-13360                 22-3272662
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission             (IRS Employer
     of incorporation)               File Number)           Identification No.)


                584 Broadway, Suite 509, New York, New York 10012
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code: (212) 343 3920


                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

                  On April 30, 1999 b2bGalaxy.com Inc.("b2b"), a subsidiary of Cornerstone Internet Solutions Company (the "Company") received gross proceeds of $2,400,000 in a private placement from the sale of 2,400 shares of Class A Convertible Preferred Stock (the "Class A Preferred Stock"). If b2b is liquidated (including a merger or sale of b2b) or has not consummated on or before September 30, 2000 a public offering of equity securities where gross proceeds are in excess of $5,000,000, then each share of Class A Preferred Stock must either at the option of the holder convert into 1,667 shares (the "b2b Exchange Rate") of b2b's Common Stock, $.01 par value ("b2b Common Stock") or be exchanged into 400 shares (the "Cornerstone Exchange Rate") of the Company's Common Stock, $.01 par value (the "Cornerstone Common Stock"). If the holder elects to exchange Class A Preferred Stock for Cornerstone Common Stock, then, immediately prior to such exchange, the Company shall have the option to purchase all or any portion of the Class A Preferred Stock at a purchase price equal to 1.5 multiplied by the stated value of the Class A Preferred Stock ($1,000). The Cornerstone Exchange Rate and b2b Exchange Rate will be subject to adjustment to protect against dilution in the event of stock dividends, stock splits, combinations, subdivisions and reclassifications of the Company and b2b, respectively.

                  b2b is in the process of creating industry specific business-to-business e-commerce portals which link business buyers and sellers. b2b is expected to launch several industry portals this year with the first, FoodGalaxy.com for the restaurant and food supply industry, slated for launch in early May. The Company and certain of its other subsidiaries will provide administrative and development services to b2b at cost.

                  As a result of the private placement and assuming the conversion of all Class A Preferred Stock into b2b Common Stock and taking into account certain shares of b2b Common Stock held by minority shareholders of b2b, the Company will hold approximately 54% of the outstanding shares of b2b Common Stock excluding any shares issuable upon the exercise of options. Pursuant to certain agreements with minority shareholders of b2b, the Company will have the right to vote approximately 67% of such outstanding shares of b2b Common Stock.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CORNERSTONE INTERNET SOLUTIONS COMPANY



Dated: May 7, 1999                By:  /s/ Andrew Gyenes
                                      -----------------------------------------
                                         Name: Andrew Gyenes
                                                 Title: Chairman of the Board
                                                        of Directors

                                       -3-